FORM 8-K

                      SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C. 20549


                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15 (d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): October 10, 2003


                               FirstBank NW Corp.
                              --------------------
            (Exact name of registrant as specified in its charter)



        Washington                   0-22435                   84-1389562
---------------------------       -------------              --------------
State or other jurisdiction        Commission               (I.R.S. Employer
     of incorporation              File Number             Identification No.)




1300 16th Avenue, Clarkston, Washington                           99403
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(Address of principal executive offices)                       (Zip Code)



       Registrant's telephone number (including area code)  (509) 295-5100


                                Not Applicable
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          (Former name or former address, if changed since last report)

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Item 5.  Other Events.
----------------------

     On October 10, 2003, FirstBank NW Corp. ("FirstBank") and Oregon Trail Financial Corp. ("Oregon Trail") announced the extension of the deadline for Oregon Trail shareholders to make cash/stock elections in connection with the pending merger between the two companies from October 14, 2003 to 5:00 p.m.,
Eastern Standard Time, on October 21, 2003.   The companies also announced
that the proposed merger of their financial institutions subsidiaries received the approval of the Federal Deposit Insurance Corporation on October 7, 2003. The parties currently anticipate that the merger will be completed in late October 2003.

     For additional information, reference is made to the joint press release of FirstBank and Oregon Trail dated September 10, 2003, attached hereto as
Exhibit 99, and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits
---------------------------------------------------------------------------

     (c)   Exhibits

           99   Press Release dated October 10, 2003.

                                   *    *    *

                                        2

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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    FIRSTBANK NW CORP.



Date: October 10, 2003              By: /s/ Clyde E. Conklin
                                        ------------------------------
                                        Clyde E. Conklin
                                        President and Chief Executive Officer

                                        3

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                                    Exhibit 99

                       Press Released dated October 10, 2003

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OREGON TRAIL FINANCIAL CORP. AND FIRSTBANK NW CORP. ANNOUNCE EXTENSION OF
ELECTION DEADLINE AND RECEIPT OF FDIC APPROVAL

BAKER CITY, OREGON AND CLARKSTON, WASHINGTON   October 10, 2003 Oregon Trail
Financial Corp. (Nasdaq: OTFC) and FirstBank NW Corp. (Nasdaq: FBNW) announced today that the deadline for Oregon Trail shareholders to make cash/stock elections in connection with the pending merger between the two companies has been extended from October 14, 2003 to 5:00 p.m., Eastern Time, on Tuesday, October 21, 2003.

     Prior to the election deadline, Oregon Trail shareholders may submit an Election Form and Letter of Transmittal to the Exchange Agent, Registrar and Transfer Company, with respect to all shares then owned. Provided that the Election Form and Letter of Transmittal, accompanied by a stock certificate(s) are received by the Exchange Agent in due and proper form prior to 5:00 p.m., Eastern Time, on October 21, 2003, Oregon Trail shareholders may make an election with respect to their Oregon Trail shares regardless of when those shares were acquired. Shares of Oregon Trail will be converted into the right to receive shares of FirstBank common stock or cash, subject to the election allocation and proration procedure set forth in the Merger Agreement. After the election deadline, Oregon Trail shareholders may not change or revoke their elections and may not withdraw their share certificates unless the Merger Agreement is terminated.

     Election Forms and Letters of Transmittal previously were mailed to Oregon Trail shareholders as of September 5, 2003. Oregon Trail shareholders who have acquired shares after September 5, 2003, should contact the Exchange Agent, Registrar and Transfer Company, at 1-800-368-5948 in order to receive a copy of the Election Form and Letter of Transmittal in order to make an election with respect to those newly acquired shares. Shareholders may also contact the Exchange Agent if they need additional copies of these materials. Oregon Trail shareholders who previously submitted an Election Form and Letter of Transmittal to the Exchange Agent with respect to all of their Oregon Trail Shares and who have not bought any additional shares do not need to take any additional action.

     The companies also announced that the proposed merger of their financial institution subsidiaries received the regulatory approval of the Federal Deposit Insurance Corporation on October 7, 2003. Oregon Trail and FirstBank previously announced that they had received the approval of the merger from their shareholders, as well as regulatory approvals from the Office of Thrift Supervision and the State of Washington's Department of Financial Institutions. The parties currently anticipate that the merger will be completed in late October 2003.

     Oregon Trail Financial Corp. is headquartered in Baker City, Oregon and is the parent of Pioneer Bank, A Federal Savings Bank, which was founded in 1901. Pioneer Bank operates nine full service office locations in seven Eastern Oregon counties.

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     FirstBank NW Corp. is the parent of FirstBank Northwest.  Founded in
1920, FirstBank Northwest is based in Clarkston, Washington, and is known as the local community bank, offering its customers highly personalized service in the many communities it serves.

Forward Looking Information

     Statements concerning future developments or events, expectations regarding regulatory approvals, closing of the merger, and any other guidance on future periods, constitute forward-looking statements which are subject to a number of risks and uncertainties including government and regulatory actions, and the satisfaction of merger closing conditions that might cause actual results to differ materially from stated expectations.

For More Information

Contact:

Clyde E. Conklin, FirstBank NW Corp.
President and Chief Executive Officer
at (509) 295-5100

          OR

Berniel L. Maughan, Oregon Trail Financial Corp.
President and Chief Executive Officer
at (541) 523-6327

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